THIRD AMENDMENT TO AMENDED AND RESTATED CONSULTING SERVICES AGREEMENT BETWEEN MARINER ENERGY, INC. AND DAVID S. HUBER

     THIS THIRD AMENDMENT TO AMENDED AND RESTATED CONSULTING SERVICES AGREEMENT (this “Third Amendment”) is made and entered into by and between MARINER ENERGY, INC. (the “Company”) and DAVID S. HUBER (“Consultant”).

W  I  T  N  E  S  S  E  T  H  :

     WHEREAS, (i) the Company and Consultant entered into that certain Amended and Restated Consulting Services Agreement dated effective as of June 27, 1996 (the “Original Consulting Services Agreement”), and (ii) the Original Consulting Services Agreement was amended pursuant to (A) that certain First Amendment to Amended and Restated Consulting Services Agreement effective as of October 1, 1999 (the “First Amendment”), by and between the Company and Consultant, and (B) that certain Second Amendment to Amended and Restated Consulting Services Agreement effective as of January 1, 2000 (the “Second Amendment”), by and between the Company and Consultant (the Original Consulting Services Agreement as amended by the First Amendment and the Second Amendment is referred to herein as the “Consulting Services Agreement”);

     WHEREAS, paragraph 6 of the Consulting Services Agreement provides for Consultant’s participation in incentive compensation in the form of assignments of overriding oil and gas royalty interests (the “ORRI Incentive Compensation Program”); and

     WHEREAS, the Company and Consultant desire to amend the Consulting Services Agreement to terminate Consultant’s future participation in the ORRI Incentive Compensation Program on the terms and conditions more fully provided for herein;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confirmed, the parties hereto intending to be legally bound hereby agree as follows:

     1.     Notwithstanding anything contained in the Consulting Services Agreement to the contrary:

(a) Attached hereto as Exhibit “A” (“Exhibit A”) is a list of the “Prospects” and “Existing Prospects,” as such terms are defined in paragraph 6 of the Consulting Services Agreement (individually, a “Current Prospect” and collectively, the “Current Prospects”), with respect to which:

(i) the Company owns an oil and gas lease or leases (or portion or portions thereof or an undivided interest therein) as of March 4, 2002, in all or any portion of such Current Prospect and Consultant has received (or may receive in the future in accordance with paragraph 6 of the Consulting Services Agreement) an assignment of an overriding royalty interest in such lease or leases (or portion or portions thereof or an undivided interest therein); and/or

(ii) the Company does not own any oil and gas lease (or interest therein) as of March 4, 2002, and Consultant may receive in the future an assignment of an overriding royalty interest (in accordance with paragraph 6 of the Consulting Services Agreement) to the extent provided in Section 1(b) hereof.

(b) If the Company does not own any oil and gas lease (or interest therein) in all or any portion of a Current Prospect on March 4, 2002, Consultant will only be entitled to receive an assignment of an overriding royalty interest with respect to any oil and gas lease (or interest therein) in all or any portion of such Current Prospect that is acquired by the Company after March 4, 2002, and on or before March 4, 2003. If no such lease (or interest therein) in all or any portion of such Current Prospect is acquired by the Company after March 4, 2002, and on or before March 4, 2003, Consultant will not be entitled to receive an assignment of any overriding royalty interest or other interest in or with respect to any oil and gas lease (or interest therein) in such Current Prospect acquired by the Company after March 4, 2003.

(c) Each overriding royalty interest to which Consultant is or may be entitled under this Section 1, and the Current Prospects, percentages and other information shown on Exhibit A, are subject in all respects to the applicable terms and conditions of this Third Amendment and the Consulting Services Agreement, including, but not limited to, such terms and conditions providing for adjustments to such overriding royalty interests, Current Prospects and/or percentages.

(d) Except as provided in this Section 1 with respect to the Current Prospects, Consultant shall have no right under the Consulting Services Agreement or otherwise to receive any overriding royalty interest or other interest with respect to any oil and/or gas lease or other oil, gas or other mineral interest acquired or deemed acquired, or that may hereafter be acquired or deemed acquired, by the Company, and Consultant hereby releases all claims, if any, which Consultant may have against the Company with respect to any oil and gas leases or interests therein now owned or hereafter acquired by the Company, other than with respect to the Current Prospects as provided in this Section 1.

     2.     If (i) Consultant executes this Third Amendment and delivers it to the Company on or before March 13, 2002, and (ii) during the period from March 13, 2002, through September 30, 2002, Consultant has continually been a consultant to the Company under the Consulting Services Agreement and complied during such period with all of his obligations under the Consulting Services Agreement, then the Company will pay $50,000.00 to Consultant on October 1, 2002.

     3.     All references to “this Agreement” contained in the Consulting Services Agreement shall be deemed to be a reference to the Consulting Services Agreement, as amended by this Third Amendment.

     4.     In the event of a conflict between the Consulting Services Agreement, on the one hand, and this Third Amendment (including Exhibit A), on the other hand, the provisions of this Third Amendment (including Exhibit A) shall control, but only to the extent of such conflict. In the event of a conflict between this Third Amendment, on the one hand, and Exhibit A, on the other hand, the provisions of this Third Amendment shall control, but only to the extent of such conflict.

     5.     This Third Amendment is made and will be performed under, and shall be governed by and construed in accordance with, the law of the State of Texas.

     6.     Except as amended by this Third Amendment, the Consulting Services Agreement shall remain in full force and effect.

     7.     This Third Amendment may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which shall constitute one and the same agreement.

     IN WITNESS WHEREOF, the Company and Consultant have executed this Third Amendment to be effective as of March 4, 2002.

MARINER ENERGY, INC.

By:
Allan D. Keel President and Chief Executive Officer

"COMPANY"

David S. Huber

"EMPLOYEE"